Execution Version	Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.	Exhibit 10.37

Amendment No. 5 to

Collaboration and License Agreement

This Amendment (this “Amendment”) to the Collaboration and License Agreement dated as of January 8, 2011, as amended from time to time (the “Agreement”), by and between EPIZYME and GSK is effective as of the 1st day of October, 2014 (the “Amendment Effective Date”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, pursuant to the Agreement, the Parties have conducted certain activities with respect to the Selected Targets [**] and [**] under separate Research Plans;

WHEREAS, GSK has an exclusive worldwide license to Develop and Commercialize Licensed Compounds directed to [**] and has paid to EPIZYME a milestone for achievement of Development Candidate Selection Criteria for one such Licensed Compound; and

WHEREAS, the Parties desire to amend the technology transfer and data reporting requirements applicable to the ongoing work conducted under the Research Plans for the [**] and [**] programs, and to allow provision of additional data relating to the work conducted by or on behalf of EPIZYME under the Research Plan for [**].

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

1.	Section 2.5 of the Agreement is hereby amended as follows:

2.5	Reports; Results.

2.5.1 Until the end of the Research Term, each Party shall provide written progress reports on the status of its activities under Research Plans during the Collaboration, on a Selected Target-by-Selected Target basis, including detailed summaries of data associated with such activities, at least [**] Business Days in advance of each JPT meeting. Without limiting the foregoing, EPIZYME shall deliver to GSK all data, reports and other results, and analyses thereof, specifically set forth in Appendix A, related to the “Lead Compounds” defined as those Lead Candidate Compounds that are under consideration for designation as Development Candidates generated in the course of performing the Research Plans for the Selected Targets known as [**] and [**] (the “Development Candidate Data”). EPIZYME will transfer the Development Candidate Data for each of [**] and [**] on the timelines set forth in Appendix A, and will complete transfer of all Development Candidate Data for both [**] and [**] within [**] weeks following EPIZYME’s completion of experiments that generate Development Candidate Data for such Selected Target. Epizyme shall notify GSK in writing (which may be provided via email between Alliance Managers) when transfer of all Development Candidate Data is complete for each Selected Target (each date referred to as a “Transfer Date”).

Execution Version

2.5.2 GSK will review Development Candidate Data as soon as reasonably practicable after receipt from EPIZYME, and in any event will commence such review prior to the applicable Transfer Date. The JPT shall discuss the Development Candidate Criteria as needed during GSK’s review thereof. Within [**] weeks after the Transfer Date for each Selected Target, the JPT shall meet to decide whether to recommend at least one (1) Lead Compound for each Selected Target to the JSC as a Development Candidate. If the JPT decides to recommend at least one (1) Lead Compound to the JSC, then the JSC shall meet promptly thereafter to determine whether the applicable Development Candidate Selection Criteria have been achieved with respect to such Lead Compound. Notwithstanding Sections 4.3 and 4.1.2 of the Agreement, the JPT and JSC shall not disband and shall continue to function beyond the end of the Research Term for so long as is necessary to fulfill the obligations set forth in this Amendment No. 5.

2.	Within [**] days after the Amendment Effective Date, EPIZYME shall provide the following information to GSK in writing (which may be via the shared portal used by the Parties for exchange of information): (i) the identity of all Targets used in biochemical screens that were conducted by or on behalf of EPIZYME in the conduct of the Research Plan relating to the Selected Target known as [**] to assess biochemical selectivity; and (ii) the working final non-clinical research report relating to [**].

3.	The JPT shall have responsibility for discussing subcontractors proposed to be used by EPIZYME in connection with the performance of any Research Plan activity (either as an initial engagement prior to commencement of an activity under a Research Plan or as a change in subcontractors during the course of the Research Plan, but excluding subcontractors engaged by EPIZYME prior to the Amendment Effective Date with respect to the activities assigned to such subcontractors at the time of engagement). If the proposed subcontractor is a change in subcontractors, then GSK shall have the opportunity to provide input into the selection of such subcontractor via the JPT or, at GSK’s election, via e-mail or other correspondence between JPT members or Alliance Managers, and notwithstanding anything to the contrary herein, EPIZYME shall not use [**] or any Affiliate of [**] for chemistry activities under the Research Plan without the prior written consent of GSK which may be withheld in GSK’s discretion.

4.	Miscellaneous. The Parties hereby confirm and agree that, as amended herein, the Agreement remains in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

Execution Version

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

EPIZYME, INC.		GLAXO GROUP LIMITED

By:	/s/ Robert Copeland	By:	/s/ Rab K Prinjha
Name:	Robert Copeland	Name:	Rab K Prinjha
Title:	CSO	Title:	VP Head of Epinova, GSK

F-3

Execution Version

APPENDIX A

DEVELOPMENT CANDIDATE DATA

Item	Specifics	Timing

1 Raw analytical data for all manufactured batches of any Lead Compound

SYNTHETIC SCHEME

Synthetic scheme should detail all reaction steps with reagents

RECORD OF ANALYSIS (RoA)

A Record of Analysis (RoA) is a set of analytical tests undertaken by Analytical Chemistry to confirm the structure and purity of a compound prior to the biological assays carried out on that specific compound batch. The RoA should be signed by an analytical chemist, and should include: [**].

REVIEW AND RELEASE

[**].

RAW DATA FOR CHEMISTRY

[**].

SAMPLE RETENTION

Retention sample [**]

As soon as reasonably practicable after [**].

2 DRF study results: Pathology peer review	[**].	All data and information shall be provided to GSK as it is generated, via the JPT. [**] to conduct a pathology peer review.

Execution Version

Item	Specifics	Timing

3 Identity of subcontractors proposed to be engaged following the Amendment Effective Date to conduct any aspect of the Research Plan		[**]

4 Identity of all Targets in biochemical screens for experiments completed as part of the Research Plans

The identity of all HMT Targets in biochemical screens for experiments completed as part of the Research Plans. The identities are required for all HMT Targets in addition to their associated results (i.e., biochemical selectivity results) in the non-clinical research reports for [**]

[**]

5 Raw data for Biology and DMPK	Raw data for all Biology and DMPK experiments, as specified and defined in Exhibit 1 attached hereto shall be provided to GSK including, but not limited to, data for: [**]. REVIEW AND RELEASE [**].	As soon as reasonably practicable after[**].

Execution Version

Exhibit 1 – Raw Data Description for Biology and DMPK

Data Request Description

1 Raw data from [**] Epizyme has provided GSK with [**]. GSK acknowledges that [**].

2 Raw data from [**]. Epizyme has provided GSK with [**]. GSK acknowledges that [**].

3 [**].

4 [**].